Exhibit 10.4

SEPARATION AND RELEASE OF CLAIMS AGREEMENT

This Separation and Release of Claims Agreement (“Agreement”) is entered into by and between Point of Care Nanotechnologies, Inc., a Nevada corporation (the “Company”), on behalf of itself, subsidiaries, and other corporate affiliates and each of their respective present and former directors, officers, directors, owners, shareholders, and agents, individually and in their official capacities (collectively referred to as the “Company Group”), and Aymen El Salhy (the “Director”), residing in STATE (the Company and the Director are collectively referred to as the “Parties” and each as a “Party”) as of April 15, 2021 (the “Execution Date”).

WHEREAS, the Director has resigned from the Company’s Board of Directors and all other positions, effective as of April 15, 2021. (the “Separation Date”).

WHEREAS, after the Separation Date, the Director will not represent himself as being a director, employee, officer, attorney, agent, or representative of the Company Group for any purpose.

WHEREAS, except as otherwise set forth in this Agreement, the Separation Date was the termination date for the Director for all purposes, meaning the Director is not entitled to any further compensation, monies, or other benefits from the Company Group, including coverage under any benefit plans or programs sponsored by the Company Group, as of the Separation Date.

NOW, THEREFORE, in consideration of the following, the Parties hereby agree to the following.

1.            Return of Property. The Director warrants and represents that he will return all Company Group property in the Director’s possession.

2.            Director Representations. The Director specifically represents, warrants, and confirms that the Director:

(a)          has not filed any claims, complaints, or actions of any kind against the Company Group with any court of law, or local, state, or federal government or agency;

(b)          has not engaged in and is not aware of any unlawful conduct relating to the business of the Company Group.

3.            Release.

(a)          Director’s General Release and Waiver of Claims

In exchange for the consideration provided in this Agreement, the Director and the Director’s heirs, executors, representatives, administrators, agents, and assigns (collectively, the “Releasors”) irrevocably and unconditionally fully and forever waive, release, and discharge the Company Group, including each member of the Company Group’s parents, subsidiaries, affiliates, predecessors, successors, and assigns, and all of their respective officers, directors, directors and shareholders, in their corporate and individual capacities (collectively, the “Released Parties”), from any and all claims, demands, actions, causes of actions, judgments, rights, fees, damages, debts, obligations, liabilities, and expenses (inclusive of attorneys’ fees) of any kind whatsoever, whether known or unknown (collectively, “Claims”), that Director may have or has ever had against the Released Parties, or any of them, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Director’s execution of this Agreement, including, but not limited to:

(i)           any and all claims under federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released;

(ii)          any and all claims for compensation of any type whatsoever that may be legally waived and released;

(iii)         any and all claims arising under tort, contract, and quasi-contract law; and

(iv)         any and all claims for monetary or equitable relief.

However, this general release and waiver of claims excludes, and the Director does not waive, release, or discharge: (A) claims that cannot be waived by law and (B) any rights the Director has under the Company’s Director and Officer Liability Insurance Policy(ies).

(b)           Company Group Release of Director

In exchange for the Releasors’ waiver and release of claims against the Released Parties, and non-revocation of any portion of that release, the Company Group irrevocably and unconditionally fully and forever waive, release, and discharge the Director, from any and all Claims that Company Group may have or has ever had against the Director, by reason of any actual or alleged act, omission, transaction, practice, conduct, occurrence, or other matter from the beginning of time up to and including the date of the Director’s execution of this Agreement, with the exception of claims arising out of or attributable to: (i) events, acts, or omissions taking place after the Parties’ execution of the Agreement; (ii) the Director’s breach of any terms and conditions of the Agreement; and (iii) the Director’s criminal activities or intentional misconduct occurring during the Director’s employment with the Company Group.

4.             Knowing and Voluntary Acknowledgment. The Director specifically agrees and acknowledges that:

(a)          the Director has read this Agreement in its entirety and understands all of its terms;

(b)          by this Agreement, the Director has been advised to consult with an attorney before executing this Agreement;

(c)          the Director knowingly, freely, and voluntarily assents to all of this Agreement’s terms and conditions including, without limitation, the waiver, release, and covenants contained in it;

(d)          the Director is signing this Agreement, including the waiver and release, in exchange for good and valuable consideration in addition to anything of value to which the Director is otherwise entitled;

(e)          the Director is not waiving or releasing rights or claims that may arise after the Director signs this Agreement; and

(f)           the Director understands that the waiver and release in this Agreement is being requested in connection with the Director’s separation from the Company Group.

5.             Cooperation. The parties agree that certain matters in which the Director has been involved during the Director’s employment may need the Director’s cooperation with the Company in the future. Accordingly, for a period of six months after the Separation Date, to the extent reasonably requested by the Company, the Director shall cooperate with the Company in connection with matters arising out of the Director’s service to the Company; provided that the Company shall make reasonable efforts to minimize disruption of the Director’s other activities.

6.             Governing Law, Jurisdiction, and Venue. This Agreement and all matters arising out of or relating to this Agreement, whether sounding contract, tort, or statute, for all purposes shall be governed by and construed in accordance with the laws of Nevada (including its statutes of limitations) without regard to any conflicts of laws principles that would require the laws of any other jurisdiction to apply.

7.             Entire Agreement. Unless specifically provided herein, this Agreement contains all of the understandings and representations between Company Group and Director relating to the subject matter hereof and supersedes all prior and contemporaneous understandings, discussions, agreements, representations, and warranties, both written and oral, regarding such subject matter.

8.             Modification and Waiver. No provision of this Agreement may be amended or modified unless the amendment or modification is agreed to in writing and signed by the Director and by the Chief Executive Officer of the Company. No waiver by either Party of any breach by the other party of any condition or provision of this Agreement to be performed by the other party shall be deemed a waiver of any similar or dissimilar provision or condition at the same or any prior or subsequent time, nor shall the failure of or delay by any Party in exercising any right, power, or privilege under this Agreement operate as a waiver thereof to preclude any other or further exercise thereof or the exercise of any other such right, power, or privilege.

9.             Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held to be unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding on the Parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement.

10.           Captions. Captions and headings of the sections and paragraphs of this Agreement are intended solely for convenience and no provision of this Agreement is to be construed by reference to the caption or heading of any section or paragraph.

11.           Counterparts. The Parties may execute this Agreement in counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart’s signature page of this Agreement by facsimile, email in portable document format (.pdf), or by any other electronic means intended to preserve the original graphic and pictorial appearance of a document has the same effect as delivery of an executed original of this Agreement.

12.           No Admission of Liability. Nothing in this Agreement shall be construed as an admission by the Director or the Company Group of any wrongdoing, liability, or noncompliance with any federal, state, city, or local rule, ordinance, statute, common law, or other legal obligation.

13.           Notices. All notices under this Agreement must be given in writing by personal delivery/regular mail/receipted email at the addresses indicated in this Agreement or any other address designated in writing by either Party.

14.           Acknowledgment of Full Understanding. THE DIRECTOR ACKNOWLEDGES AND AGREES THAT THE DIRECTOR HAS FULLY READ, UNDERSTANDS, AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE DIRECTOR ACKNOWLEDGES AND AGREES THAT THE DIRECTOR HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE DIRECTOR’S CHOICE BEFORE SIGNING THIS AGREEMENT. THE DIRECTOR FURTHER ACKNOWLEDGES THAT THE DIRECTOR’S SIGNATURE BELOW IS AN AGREEMENT TO RELEASE COMPANY GROUP FROM ANY AND ALL CLAIMS THAT CAN BE RELEASED AS A MATTER OF LAW

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Execution Date above.

POINT OF CARE NANOTECHNOLOGIES, INC.

By: /s/ Dr. Raouf Guirguis Name: Dr. Raouf Guirguis Title: Chairman and CEO
DIRECTOR
Signature: /s/ Aymen El Salhy Print Name: Aymen El Salhy

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